Exhibit 99.1

Commerce Announces First Quarter 2026 Financial Results

First Quarter Total Revenue of $86.8 Million, an Increase of 5% Versus Prior Year. Total ARR of $359.8 Million, an Increase of 3% Versus Prior Year. GAAP Net Income of $3.7 Million Versus Net Loss in Prior Year Period. Operating Cash Flow of $18.4 Million.

AUSTIN, Texas – May 7, 2026 – Commerce.com, Inc. (Nasdaq: CMRC), a data-centric provider of an open, AI-driven commerce ecosystem that enables businesses to unlock data, power intelligent discovery and deliver personalized experiences at scale, today announced financial results for its first quarter ended March 31, 2026.

“We’re off to a strong start in 2026, delivering solid financial results while continuing to execute against the strategy we laid out at the beginning of the year,” said Travis Hess, CEO of Commerce. “This quarter reflects our shift from foundation-building to execution and monetization, with meaningful progress across payments, AI-driven commerce and our core platform. We’re operating at the center of a structural shift as commerce evolves from a storefront-centric model to one that is increasingly AI-driven and distributed across channels. The storefront remains critical, but it’s no longer the sole driver of demand. We’ve been positioning the business for this transition over the past 18 months, integrating our platform across product intelligence, experience orchestration and transactions. In this environment, data and orchestration become increasingly important, and we’re well positioned to help merchants capture demand wherever it originates and convert it efficiently. This business has never been better positioned. We have the scale, the infrastructure, the financial profile and the product momentum to deliver on the growth potential of this product suite. Our focus is execution.”

First Quarter Financial Highlights:

•
Total revenue was $86.8 million, up 5% compared to the three months ended March 31, 2025.
•
Total annual revenue run-rate (“ARR”) as of March 31, 2026 was $359.8 million, up 3% compared to March 31, 2025.
•
Subscription solutions revenue was $63.7 million, up 3% compared to the three months ended March 31, 2025.
•
Gross Merchandise Volume (GMV) was $8.3 billion, up 14% compared to the three months ended March 31, 2025.
•
Net Revenue Retention (NRR) was 95.4%, compared to 95.0% in the three months ended March 31, 2025.
•
GAAP gross margin was 77%, compared to 79% in the three months ended March 31, 2025.
•
Non-GAAP gross margin was 77%, compared to 80% in the three months ended March 31, 2025.

Other Key Business Metrics

•
Revenue in the United States grew by 5% compared to the three months ended March 31, 2025.
•
Revenue in EMEA grew by 14% and revenue in APAC was largely unchanged compared to the three months ended March 31, 2025.

.

Income (Loss) from Operations and Non-GAAP Operating Income

•
GAAP income from operations was $5.8 million, compared to a loss of ($2.4) million in the three months ended March 31, 2025.

Exhibit 99.1

•
Non-GAAP operating income was $12.4 million, compared to $7.6 million in the three months ended March 31, 2025.

GAAP Net Income (Loss), Non-GAAP Net Income and Earnings Per Share

•
GAAP net income was $3.7 million, compared to a net loss of ($0.4) million in the three months ended March 31, 2025.
•
Non-GAAP net income was $10.4 million or 12% of revenue, compared to $5.7 million or 7% of revenue in the three months ended March 31, 2025.
•
GAAP basic net income per share was $0.05 based on 82.0 million weighted average shares outstanding, compared to ($0.00) based on 78.8 million weighted average shares outstanding in the three months ended March 31, 2025.
•
GAAP diluted net income per share was $0.05 based on 82.3 million weighted average shares outstanding compared to ($0.00) based on 78.8 million weighted average shares outstanding for the three months ended March 31, 2025.
•
Non-GAAP basic net income per share was $0.13 based on 82.0 million shares of weighted average shares outstanding, compared to $0.07 based on 78.8 million shares of weighted average shares outstanding in the three months ended March 31, 2025.
•
Non-GAAP diluted net income per share was $0.13 based on 82.3 million shares of dilutive shares, compared to $0.07 based on 80.5 million dilutive shares in the three months ended March 31, 2025.

Adjusted EBITDA

•
Adjusted EBITDA was $13.8 million, compared to $8.8 million in the three months ended March 31, 2025.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $157.0 million as of March 31, 2026.
•
For the three months ended March 31, 2026, net cash provided by operating activities was $18.4 million, compared to $0.4 million provided by operating activities for the same period in 2025.
•
Free cash flow of $14.1 million in the three months ended March 31, 2026, compared to ($2.9) million in the three months ended March 31, 2025.

Business Highlights:

Corporate Highlights

•
Earlier this week, Commerce announced that BigCommerce Payments by PayPal is now available to U.S. merchants. The solution integrates payment processing directly into the BigCommerce platform, enabling merchants to manage transactions, balances and financial operations from a single interface while maintaining a direct PayPal relationship.
•
In conjunction with Commerce Live in April 2026, the Company announced a broad set of product innovations, spanning core platform advancements, new growth capabilities and emerging agentic commerce experiences. The announcements highlight how Commerce is evolving its platform to help merchants move faster, scale across channels and adapt to new forms of commerce driven by AI.

Exhibit 99.1

•
Commerce announced the integration of PayPal’s Store Sync offering in the BigCommerce App Marketplace and Channel Manager, enabling BigCommerce merchants to seamlessly connect their product catalogs, inventory, and order management to AI surfaces. As a result, Commerce merchants benefit from their products becoming discoverable and purchasable across a growing network of AI-powered shopping surfaces, including Microsoft Copilot, Meta and Perplexity.
•
In April 2026, the Company announced that merchants are now syndicating catalog data to key agentic discovery channels including OpenAI and Google Gemini, using Feedonomics Agentic Catalog Exports (ACE), a new enterprise service designed to help merchants make their product catalogs discoverable across emerging AI-powered and agent-driven shopping environments. Dell is among the early enterprises leveraging Feedonomics to support its agentic commerce initiatives.
•
In January 2026, Commerce announced a significant expansion of its partnership with Stripe, giving BigCommerce merchants worldwide access to Stripe’s Optimized Checkout Suite, including a range of dynamic local and alternative payment methods such as Link, Buy Now, Pay Later (BNPL) and regional payment methods. The integration also offers merchants the opportunity to utilize Stripe’s advanced AI-driven fraud prevention tools.
•
In January 2026, Commerce announced its endorsement of Google’s new Universal Commerce Protocol (UCP). The new, open-source standard creates a common language for agents and systems to work together across the entire shopping journey from discovery and buying to post-purchase experiences, so they can interact seamlessly providing merchants with a frictionless way to reach customers across the entire AI ecosystem.

Customer Highlights

•
Nunu Trading International, a Barcelona-based wholesale distributor of perfumes, cosmetics and hair-care products serving trade customers across the EU and beyond, launched a new B2B ecommerce platform on Commerce's B2B Edition in partnership with agency Synapsis, leveraging multi-storefront architecture to serve five European markets across multiple languages with Stripe payments, Klaviyo for marketing automation, and a Dolibarr ERP integration for product and customer data synchronization.
•
Optibac Probiotics, a leading UK probiotic brand from Wren Laboratories, launched a new headless storefront built on Commerce's Catalyst framework in partnership with agency Ridgeway, migrating over 4,300 active subscriptions from their legacy platform and integrating OrderGroove for subscription management, Access Worldpay for payments, Storyblok CMS, and NetSuite ERP to support their growing DTC business. The new platform provides improved flexibility, performance and scalability to support Optibac’s continued international growth.
•
Helix Linear, a precision motion components manufacturer serving industrial automation, robotics, aerospace and defense, went live on a headless Catalyst storefront with B2B Edition.

Q2 and 2026 Financial Outlook:

For the second quarter of 2026, we currently expect:

•
Total revenue between $84.5 million and $85.5 million.
•
Non-GAAP operating income between $4 million and $5 million.

For the full year 2026, we currently expect:

•
Total revenue between $347.5 million and $369.5 million.
•
Non-GAAP operating income between $34 million and $53 million.

Exhibit 99.1

Our second quarter and 2026 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

We do not provide guidance for GAAP income (loss) from operations, the most directly comparable GAAP measure to Non-GAAP operating income, and similarly cannot provide a reconciliation between our forecasted Non-GAAP operating income and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

Commerce will host a conference call and webcast at 7:00 a.m. CT (8:00 a.m. ET) on Thursday, May 7, 2026, to discuss its financial results and business highlights. The conference call can be accessed by dialing (800) 715-9871 from the United States and Canada or (646) 307-1963 internationally and requesting to join the “Commerce conference call.” The live webcast of the conference call and other materials related to Commerce’s financial performance can be accessed from Commerce’s investor relations website at http://investors.commerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, May 14, 2026, a telephone replay will be available by dialing (877) 344-7529 from the United States, or (412) 317-0088 internationally with conference ID 8069801. A webcast replay will also be available at http://investors.commerce.com for 12 months.

About Commerce

Commerce (Nasdaq: CMRC) empowers businesses to innovate, grow, and thrive by providing an open, AI-driven commerce ecosystem. As the parent company of BigCommerce, Feedonomics, and Makeswift, Commerce connects the tools and systems that power growth, enabling businesses to unlock the full potential of their data, deliver seamless and personalized experiences across every channel, and adapt swiftly to an ever-changing market. Trusted by leading businesses like Coldwater Creek, Cole Haan, Dell, Harvey Nichols, King Arthur Baking Co., Mizuno, Pacsun, Perry Ellis, Skechers, SportsShoes and Uplift Desk, Commerce delivers the storefront control, optimized data, and AI-ready tools businesses need to grow, serve diverse buyers, and operate with confidence in an increasingly intelligent, multi-surface world. For more information, visit www.commerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q2 and fiscal 2026 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, the anticipated benefits and opportunities related to our 2025 realignment may not be realized or may take longer to realize than expected, our ability to pay the interest and principal on our indebtedness depends upon cash flows generated by our operating performance, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in

Exhibit 99.1

competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Commerce.com, Inc. at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Commerce.com, Inc. assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Gross Merchandise Volume (GMV)

Gross Merchandise Volume (“GMV”) represents the total dollar value of completed checkout transactions facilitated through the Commerce platform during the reporting period, including shipping and taxes. GMV is reported on a gross basis before deducting refunds or discounts. GMV is not a measure of revenue.

Net Revenue Retention (NRR)

Net Revenue Retention (“NRR”) measures our ability to retain and expand revenue from existing customers over time. NRR is calculated by dividing total billings and allocated partner revenue from a cohort of customers during the trailing twelve-month period by the total billings and allocated partner revenue from the same customer cohort in the corresponding prior-year period. NRR reflects the impact of customer expansion and contraction and excludes revenue from customers added after the prior twelve-month period.

Adjusted EBITDA

Exhibit 99.1

We define Adjusted EBITDA as our GAAP net income (loss), excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, restructuring charges, depreciation, gain on convertible note extinguishment, interest income, interest expense, other expense, and our provision for income taxes. Acquisition related costs include contingent compensation arrangements entered into in connection with acquisitions and achieved earnout related to an acquisition.

Restructuring charges include severance benefits, right-of-use asset impairments, lease termination gain, contract costs, accelerated depreciation, professional services costs, and other related costs.

Depreciation includes depreciation expenses related to the Company's fixed assets.

The most directly comparable GAAP measure is net income (loss).

Non-GAAP Operating Income

We define Non-GAAP Operating Income as our GAAP Income (Loss) from operations, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, and restructuring charges. The most directly comparable GAAP measure is our income (loss) from operations.

Non-GAAP Net Income

We define Non-GAAP Net Income as our GAAP net income (loss), excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, restructuring charges, and gain on convertible notes extinguishment. The most directly comparable GAAP measure is our net income (loss).

Non-GAAP Basic and Dilutive Net Income per Share

We define Non-GAAP Basic Net Income (Loss) per Share as our Non-GAAP net income, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our basic net income (loss) per share.

Free Cash Flow

We define Free Cash Flow as our GAAP cash flow provided by operating activities less our GAAP purchases of capitalized internal-use software, leasehold improvements, and property and equipment (Capital Expenditures) and cash paid for website domain name. The most directly comparable GAAP measure is our cash flow provided by operating activities.

BigCommerce®, the Commerce logo, and other brands are the trademarks or registered trademarks of Commerce.com Pty. Ltd. Third-party trademarks and service marks are the property of their respective owner.

Media Relations Contact Investor Relations Contact

Brad Hem Tyler Duncan

PR@Commerce.com InvestorRelations@Commerce.com

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$57,204	$44,258
Restricted cash	1,887	1,905
Marketable securities	97,936	96,838
Accounts receivable, net	49,555	49,967
Prepaid expenses and other assets, net	18,197	15,349
Deferred commissions	5,214	6,045
Total current assets	229,993	214,362
Property and equipment, net	16,216	13,983
Operating lease, right-of-use-assets	6,697	7,090
Prepaid expenses and other assets, net of current portion	6,812	6,677
Deferred commissions, net of current portion	2,856	3,466
Intangible assets, net	9,757	11,286
Goodwill	51,927	51,927
Total assets	$324,258	$308,791
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,540	$9,870
Accrued liabilities	4,504	4,787
Deferred revenue	68,841	59,576
Convertible notes	4,042	4,037
Operating lease liabilities	1,757	1,576
Other liabilities	28,753	28,340
Total current liabilities	116,437	108,186
Convertible notes, net of current portion - related party	152,754	153,012
Operating lease liabilities, net of current portion	6,575	6,892
Other liabilities, net of current portion	1,611	1,347
Total liabilities	277,377	269,437
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	684,189	680,153
Accumulated other comprehensive income	(14)	224
Accumulated deficit	(637,301)	(641,030)
Total stockholders’ equity	46,881	39,354
Total liabilities and stockholders’ equity	$324,258	$308,791

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the three months ended March 31,
	2026	2025
Revenue	$86,842	$82,370
Cost of revenue (1)	20,191	16,984
Gross profit	66,651	65,386
Operating expenses:
Sales and marketing(1)	26,196	30,366
Research and development(1)	18,033	19,206
General and administrative(1)	14,215	13,644
Amortization of intangible assets	1,529	2,335
Acquisition related costs	0	333
Restructuring charges	910	1,912
Total operating expenses	60,883	67,796
Income (loss) from operations	5,768	(2,410)
Gain on convertible note extinguishment	0	3,931
Interest income	1,170	1,300
Interest expense	(2,483)	(2,543)
Other expense	(274)	(107)
Income before provision for income taxes	4,181	171
Provision for income taxes	(452)	(524)
Net income (loss)	$3,729	$(353)
Basic net income (loss) per share	$0.05	$(0.00)
Diluted net income (loss) per share	$0.05	$(0.00)
Shares used to compute basic net income (loss) per share	82,044	78,835
Shares used to compute diluted net income (loss) per share	82,319	78,835

(1) Amounts include stock-based compensation expense and associated payroll tax costs, as follows:

	For the three months ended March 31,
	2026	2025
Cost of revenue	$534	$746
Sales and marketing	204	1,775
Research and development	1,502	3,042
General and administrative	1,994	(144)

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2026	2025

Cash flows from operating activities
Net income (loss)	$3,729	$(353)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	2,886	4,281
Amortization of discount on convertible notes	174	187
Amortization of premium on convertible notes	(427)	(402)
Accretion on marketable securities, net	(463)	0
Stock-based compensation expense	4,090	5,209
Provision for expected credit losses	614	930
Gain on convertible notes extinguishment	0	(3,931)
Changes in operating assets and liabilities:
Accounts receivable	(12)	3,020
Prepaid expenses and other assets	(2,939)	(5,084)
Deferred commissions	1,441	1,935
Accounts payable	(884)	678
Accrued and other liabilities	900	(8,137)
Deferred revenue	9,265	2,068
Net cash provided by operating activities	18,374	401
Cash flows from investing activities:
Cash paid for website domain name	0	(2,444)
Purchase of capitalized internal-use software, leasehold improvements, and property and equipment	(4,285)	(825)
Maturity of marketable securities	24,000	28,579
Purchase of marketable securities	(25,107)	(7,945)
Net cash provided by (used in) investing activities	(5,392)	17,365
Cash flows from financing activities:
Proceeds from exercise of stock options	539	1,096
Taxes paid related to net share settlement of stock options	(593)	(1,225)
Payment of convertible note issuance costs	0	(217)
Repayment of convertible notes and financing obligation	0	(54,528)
Net cash used in financing activities	(54)	(54,874)
Net change in cash and cash equivalents and restricted cash	12,928	(37,108)
Cash and cash equivalents and restricted cash, beginning of period	46,163	90,356
Cash and cash equivalents and restricted cash, end of period	$59,091	$53,248
Supplemental cash flow information:
Cash paid for interest	$0	$60
Cash paid for interest - related party	$0	$5,625
Noncash investing and financing activities:
Capital additions, accrued but not paid	$833	$205
Right-of-use asset obtained in exchange for new operating lease liability	$0	$5,516

Exhibit 99.1

Commerce.com, Inc.

Disaggregation of Revenue

Disaggregated Revenue:

	Three months ended March 31,
(in thousands)	2026	2025
Subscription solutions	$63,675	$62,114
Partner and services	23,167	20,256
Revenue	$86,842	$82,370

Revenue by Geography:

	Three months ended March 31,
(in thousands)	2026	2025
Revenue:
United States	$65,755	$62,621
EMEA	11,344	9,965
APAC	5,946	5,925
Rest of World	3,797	3,859
Revenue	$86,842	$82,370

Exhibit 99.1

Commerce.com, Inc

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

(unaudited)

Reconciliation of loss from operations to Non-GAAP operating income:

	Three months ended March 31,
	2026	2025
(in thousands)
Revenue	$86,842	$82,370

Income (loss) from operations	$5,768	$(2,410)
Plus:
Stock-based compensation expense and associated payroll tax costs	4,234	5,419
Amortization of intangible assets	1,529	2,335
Acquisition related costs	0	333
Restructuring charges	910	1,912
Non-GAAP operating income	$12,441	$7,589
Non-GAAP operating income as a percentage of revenue	14.3%	9.2%

Reconciliation of net income (loss) & basic net income (loss) per share to Non-GAAP net income & Non-GAAP basic and diluted net income per share:

	Three months ended March 31,
	2026	2025
(in thousands)
Revenue	$86,842	$82,370

Net income (loss)	$3,729	$(353)
Plus:
Stock-based compensation expense and associated payroll tax costs	4,234	5,419
Amortization of intangible assets	1,529	2,335
Acquisition related costs	0	333
Restructuring charges	910	1,912
Gain on convertible notes extinguishment	0	(3,931)
Non-GAAP net income	$10,402	$5,715
Basic net income (loss) per share	$0.05	$(0.00)
Non-GAAP basic net income per share	$0.13	$0.07
Non-GAAP diluted net income per share	$0.13	$0.07
Shares used to compute basic income (loss) per share and basic Non-GAAP net income per share	82,044	78,835
Shares used to compute diluted Non-GAAP net income per share	82,319	80,464
Non-GAAP net income as a percentage of revenue	12.0%	6.9%

Exhibit 99.1

Reconciliation of net income (loss) to adjusted EBITDA:

	Three months ended March 31,
	2026	2025
(in thousands)
Revenue	$86,842	$82,370

Net income (loss)	$3,729	$(353)
Plus:
Stock-based compensation expense and associated payroll tax costs	4,234	5,419
Amortization of intangible assets	1,529	2,335
Acquisition related costs	0	333
Restructuring charges	910	1,912
Depreciation	1,357	1,244
Gain on convertible notes extinguishment	0	(3,931)
Interest income	(1,170)	(1,300)
Interest expense	2,483	2,543
Other expenses	274	107
Provision for income taxes	452	524
Adjusted EBITDA	$13,798	$8,833
Adjusted EBITDA as a percentage of revenue	15.9%	10.7%

Reconciliation of Cost of revenue to Non-GAAP cost of revenue:

	Three months ended March 31,
	2026	2025
(in thousands)
Revenue	$86,842	$82,370

Cost of revenue	$20,191	$16,984
Less:
Stock-based compensation expense and associated payroll tax costs	534	746
Non-GAAP cost of revenue	$19,657	$16,238
As a percentage of revenue	22.6%	19.7%

Reconciliation of Sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended March 31,
	2026	2025
(in thousands)
Revenue	$86,842	$82,370

Sales and marketing	$26,196	$30,366
Less:
Stock-based compensation expense and associated payroll tax costs	204	1,775
Non-GAAP sales and marketing	$25,992	$28,591
As a percentage of revenue	29.9%	34.7%

Exhibit 99.1

Reconciliation of Research and development expense to Non-GAAP research and development expense:

	Three months ended March 31,
	2026	2025
(in thousands)
Revenue	$86,842	$82,370

Research and development	$18,033	$19,206
Less:
Stock-based compensation expense and associated payroll tax costs	1,502	3,042
Non-GAAP research and development	$16,531	$16,164
As a percentage of revenue	19.0%	19.6%

Reconciliation of General and administrative expense to Non-GAAP general and administrative expense:

	Three months ended March 31,
	2026	2025
(in thousands)
Revenue	$86,842	$82,370

General & administrative	$14,215	$13,644
Less:
Stock-based compensation expense and associated payroll tax costs	1,994	(144)
Non-GAAP general & administrative	$12,221	$13,788
As a percentage of revenue	14.1%	16.7%

Reconciliation of net cash provided by operating activities to free cash flow:

	Three months ended March 31,
	2026	2025
(in thousands)
Net cash provided by operating activities	$18,374	$401
Cash paid for website domain name	0	(2,444)
Purchase of capitalized internal-use software, leasehold improvements, and property and equipment	(4,285)	(825)
Free cash flow	$14,089	$(2,868)

Annual revenue run-rate (ARR) as of:

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total ARR (in thousands)	$359,827	$359,136	$355,716	$354,608	$350,835

Gross Merchandise Volume (GMV) for the three months ended:

Exhibit 99.1

(in millions)	Three months ended	Sequential % Change
March 31, 2026	$8,257	(6.7)%
December 31, 2025	8,852	12.0
September 30, 2025	7,901	2.6
June 30, 2025	7,700	6.3
March 31, 2025	7,242	(10.9)

Net Revenue Retention (NRR) for the twelve months trailing as of:

	Trailing twelve months as of	Sequential % Change
March 31, 2026	95.4%	0.2%
December 31, 2025	95.2	0.7
September 30, 2025	94.5	0.0
June 30, 2025	94.5	(0.5)
March 31, 2025	95.0	(0.0)

Subscription annual revenue run-rate as of:

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Subscription ARR (in thousands)	$270,191	$272,411	$268,617	$267,951	$264,922